CONVERTIBLE NOTE

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ARTWORK AND BEYOND THAT SUCH REGISTRATION IS NOT REQUIRED.




                  FOR VALUE RECEIVED, Artwork and Beyond, Inc., a Delaware corporation (hereinafter called "BORROWER"), hereby promises to pay to _______________________________ ____________________________, Fax No.:
_______________ (the "HOLDER") or order, without demand, the sum of
_____________________________ Dollars ($________) on December 31, 2005 (the
"MATURITY DATE").

                  The following terms shall apply to this Note:

                                    ARTICLE I
                               PAYMENT PROVISIONS

                  1.1 PAYMENT GRACE PERIOD. The Borrower shall have a ten (10) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of 20% per annum shall apply to the amounts owed hereunder.

                  1.2 CONVERSION PRIVILEGES. The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full.

                  1.3 INTEREST RATE. Simple interest payable on this Note shall accrue at the annual rate of five percent (5%) and be payable on the Date of Conversion or Maturity Date or as otherwise provided herein. At the sole election of the Company, interest shall be paid, either in cash or in shares of the Company's Common Stock. If the interest is paid in shares, such shares shall be valued at the average closing bid for the five (5) days prior to the date payment is made.



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


                                   ARTICLE II
                                CONVERSION RIGHTS

                  2.1.     CONVERSION INTO THE BORROWER'S COMMON STOCK.
                           -------------------------------------------

                  (a) The Holder shall have the right, at any time during the period between the date on which the Common Stock is first publicly traded and the third year anniversary of such date (the "CONVERSION PERIOD") to convert any outstanding and unpaid principal portion of this Note, and at the Company's election, the interest accrued on the Note, (the date of giving of such notice of conversion being a "CONVERSION DATE") into fully paid and nonassessable shares of common stock of Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "COMMON STOCK") at the conversion price as defined in Section 2.1(b) hereof (the "CONVERSION PRICE"), determined as provided herein. Upon delivery to the Company of a Notice of Conversion, Borrower shall issue and deliver to the Holder that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. In addition, accrued but unpaid interest on the Note through the Conversion Date shall be paid at such times in cash or Common Stock as provided above. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal (and, at the election of the Company, accrued and unpaid interest) of the Note to be converted, by the Conversion Price.

(b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price shall be fifty percent (50%) of the average closing bid for the five (5) days prior to the Conversion Date, PROVIDED THAT the Conversion Price shall not be less than fifty cents ($0.50) and PROVIDED FURTHER THAT the Conversion Price shall not exceed three dollars ($3.00) for the first thirty-one (31) days following the date on which the Holder has the right to convert his Note into Common Stock, after which time period there shall be no ceiling on the Conversion Price.

                  (c) Notwithstanding the foregoing, on the final day of the Conversion Period (as defined below), the Note shall be automatically converted into that number of shares calculated pursuant to the provisions of SECTION 2.1(A). Borrower shall issue and deliver to the Holder that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. In addition, accrued but unpaid interest on the Note through the Conversion Date shall be paid at such times in cash or Common Stock as provided above.

                  (d) The Company may, any time, pre-pay this Note and the accrued interest hereon upon thirty (30) days prior notice (the "Prepayment Notice"), PROVIDED THAT the average closing bid of the publicly traded Common Stock is in excess of three dollars ($3.00) for the five days prior to the date of the Prepayment Notice.

                  (e) The Conversion Price described in Section 2.1(b) above and number and kind of shares or other securities to be issued upon conversion determined pursuant to Sections 2.1(a) and 2.1(b), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:




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

                           A. Merger, Sale of Assets, etc. If the Borrower at
any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                           B. Reclassification, etc. If the Borrower at any time
shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                           C. Stock Splits, Combinations and Dividends. If the
shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                  (f) During the Conversion Period, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

                  2.2 METHOD OF CONVERSION. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.




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

                                   ARTICLE III
                                EVENT OF DEFAULT

                  The occurrence of any of the following events of default ("EVENT OF DEFAULT") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

                  3.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues for a period of ten (10) days after the due date. The ten (10) day period described in this Section 3.1 is the same ten (10) day period described in Section 1.1 of the Note.

                  3.2 RECEIVER OR TRUSTEE. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

                  3.3 JUDGMENTS. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

                  3.4 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

                                   ARTICLE IV
                                  MISCELLANEOUS

                  4.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  4.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by fax transmission (with copy sent by regular, certified or registered mail or by overnight courier). For the purposes hereof, the address and fax number of the Holder is as set forth on the first page hereof. The address and fax number of the Borrower shall be artwork and Beyond, Inc.761 Coates Avenue, Holbrook, New York 116741, telecopier number: (631) 471-6741. Both Holder and Borrower may change the address and fax number for service by service of notice to the other as herein provided.




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

                  4.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                  4.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

                  4.5 COST OF COLLECTION. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

                  4.6 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

                  4.7 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

         IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its President on this _____ day of _____ 2002.

                                    ARTWORK AND BEYOND, INC.


                                    By: __________________________________
                                        Howard Blum, Chief Executive Officer


WITNESS:



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


                              NOTICE OF CONVERSION
                              --------------------

(To be executed by the Holder in order to convert the Note)


         The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by ARTWORK AND BEYOND, INC. (the "Company") on March ____, 2002 into Shares of Common Stock of the Company according to the conditions set forth in such Note, as of the date written below.


Date of Conversion:______________


Conversion Price: ________________


Shares To Be Delivered: ___________


Signature: ______________________


Print Name: ___________________________


Address: ______________________________

         ______________________________